Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

No.	PROVIDENT BANCORP, INC.	Shares
CUSIP:

FULLY PAID AND NON-ASSESSABLE

NO PAR VALUE PER SHARE

THE SHARES REPRESENTED BY THIS

CERTIFICATE ARE SUBJECT TO

RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that	is the owner of

SHARES OF COMMON STOCK

of

Provident Bancorp, Inc.

a Massachusetts corporation

The shares evidenced by this certificate are transferable only on the books of Provident Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

IN WITNESS WHEREOF, Provident Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By:		[SEAL]	By:
	CAROL L. HOULE			DAVID P. MANSFIELD
	TREASURER			PRESIDENT AND CHIEF EXECUTIVE
OFFICER

The Board of Directors of Provident Bancorp, Inc. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the rights, preferences and limitations applicable to each class and series. The Company will furnish to any shareholder upon request in writing and without charge a full description of the rights, preferences and limitations applicable to each class and series.

The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	-		Custodian
				(Cust)		(Minor)

TEN ENT	- as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	- as joint tenants with right
of survivorship and not as
	tenants in common	(State)

Additional abbreviations may also be used though not in the above list

For value received,                                            hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

                                                                                                                                                                            Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                                                                        Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated,

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE SHAREHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.